CPI AEROSTRUCTURES, INC. 8-K

Exhibit 99.2

EXHIBIT 1

UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

IN RE CPI AEROSTRUCTURES STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092 STIPULATION OF SETTLEMENT

STIPULATION OF SETTLEMENT

This Stipulation of Settlement, dated June 10, 2022 (“Stipulation” or “Settlement”), is entered into by the following parties, and through their respective counsel: plaintiffs Paul Berger (“Berger”), Keith Moulton (“Moulton”), Robert Clancy (“Clancy”), Karen Leslie Wurst (“Wurst”), Dan Woodyard (“Woodyard”) and Robert Garfield (“Garfield”) (“Plaintiffs”); individual defendants Douglas McCrosson, Vincent Palazzolo, Terry Stinson, Carey E. Bond, Janet K. Cooper, Michael Faber, Walter Paulick, Eric Rosenfeld, and Harvey J. Bazaar (the “Settling Defendants”); and nominal defendant CPI Aerostructures, Inc. (“CPI” or the “Company”). Plaintiffs filed the following three actions (the “Actions”) derivatively on behalf of CPI: (i) In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 20-cv- 02092, filed by Moulton and Berger and pending in the U.S. District Court for the Eastern District of New York; (ii) Wurst, et al. v. Bazaar, et al., Index No. 605244/2021, filed by Wurst and Clancy and pending in New York Supreme Court (Suffolk County); and (iii) Woodyard v. McCrosson, et al., Index No. 613169/2020, filed by Woodyard and pending in New York Supreme Court (Suffolk County). Additionally, Moulton and Garfield served a demand for inspection of corporate books and records on CPI, invoking New York common law, dated April 9, 2021 (the “2021 Inspection Demand”).

Plaintiffs, Settling Defendants, and CPI are collectively referred to as the “Settling Parties.” This Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims (as defined below in ¶ 1.16), upon Court approval and subject to the terms and conditions hereof.

I.	PROCEDURAL BACKGROUND

The Actions involve breach of fiduciary duty and related claims asserted by Plaintiffs, derivatively on behalf of CPI, against the Settling Defendants. Among other things, Plaintiffs allege that the Settling Defendants failed to ensure, in violation of their fiduciary duties to the Company and its shareholders, that CPI had properly implemented Accounting Standards Codification (“ASC”) Topic 606, a revenue recognition standard issued by the Financial Accounting Standards Board (“FASB”) in 2014 that was designed to help simplify and harmonize revenue recognition practices. Plaintiffs also allege that the Settling Defendants breached their fiduciary duties by failing to ensure that CPI had sufficient internal controls over revenue recognition. The 2021 Inspection Demand sought inspection of books and records to investigate possible breaches of fiduciary duty relating to CPI’s compliance with anti-discrimination laws. As set forth in greater detail in Section III, infra, the Settling Defendants dispute and deny Plaintiffs’ factual allegations and contentions and deny any liability.

A.	The Books and Records Action

On or around February 28, 2020, Berger made a demand pursuant to New York common law to inspect certain of CPI’s books and records (the “2020 Inspection Demand”). CPI rejected the 2020 Inspection Demand in a letter dated March 20, 2020. On June 5, 2020, Berger filed suit in the Supreme Court of the State of New York, Suffolk County, asserting a right under New York common law to inspect the books and records sought in the 2020 Inspection Demand. The action was captioned Berger v. CPI Aerostructures, Inc., Index No. 606553/2020 (N.Y. Sup. Ct. Suffolk Cty.) (the “Books and Records Action”). After negotiations between counsel, Berger agreed to dismiss the Books and Records Action, and CPI agreed to produce a set of Board minutes and materials in response to the 2020 Inspection Demand. The Books and Records Action was

dismissed by Stipulation of Disontinuance on September 10, 2020, and CPI produced documents to Berger’s counsel on August 31 and September 3, 2020.

B.	The Federal Action

On May 7, 2020, Plaintiff Moulton commenced a derivative action (the “Moulton Action”) in this Court against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty and contribution for violations of Section 10(b) of the Securities Exchange Act of 1934. Plaintiff Moulton filed an amended complaint on October 26, 2020, alleging substantially the same claims against the Settling Defendants as those in his initial complaint. On November 10, 2020, Plaintiff Berger filed under seal a substantially similar derivative action on behalf of CPI in this Court against eight of the nine Settling Defendants named in the Moulton Action, alleging breaches of fiduciary and unjust enrichment (the “Berger Action”). The Berger Action included confidential allegations related to the documents produced by CPI in response to the 2020 Inspection Demand.

On January 27, 2021, the Court stayed the Moulton Action pending a decision on any motion to dismiss in the related securities fraud class action captioned Rodriguez v. CPI Aerostructures, Inc., et al., No. 1:20-cv-00982-ENV-CLP (the “Securities Class Action”).

On March 19, 2021, the derivative actions filed by Plaintiffs Moulton and Berger (the “Federal Plaintiffs”) were consolidated under the caption In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 1:20-cv-02092 (the “Federal Action”), pursuant to a stipulation of the parties (ECF No. 20) that was so-ordered by the Court on March 22, 2021 (ECF No. 21). In the same so-ordered stipulation, Glancy Prongay & Murray LLP and the Law Offices of Beth A. Keller, P.C. were appointed Co-Lead Counsel for the Federal Plaintiffs. The Court also reiterated that the stay of the Moulton Action, previously implemented on January 27, 2021, remained in effect as to the consolidated Federal Action.

C.	The State Actions

On September 17, 2020 Plaintiff Woodyard commenced a derivative action (the “Woodyard Action”) in New York Supreme Court (Suffolk County) against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty and unjust enrichment. On December 22, 2020, the parties to the Woodyard Action, by joint stipulation, stayed the Woodyard Action pending a decision on any motion to dismiss in the Securities Class Action.

On October 14, 2020 and October 15, 2020, respectively, Plaintiffs Wurst and Clancy served CPI with books and records inspection demands pursuant to Section 624 of the New York Business Corporation Law (“Section 624”) and New York common law. Following receipt and review of the internal confidential documents CPI produced in response, on March 24, 2021, Plaintiffs Wurst and Clancy jointly commenced a derivative action (the “Wurst Action”) in New York Supreme Court (Suffolk County) against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty, unjust enrichment, and waste of corporate assets.

On April 20, 2021, the parties to the Wurst Action, by joint stipulation, stayed the Wurst Action pending a decision on any motion to dismiss in the Securities Class Action.

D.	The April 9, 2021 Inspection Demand

On April 9, 2021, Garfield and Moulton jointly served upon CPI a request for corporate books and records under New York common law to investigate possible breaches of fiduciary duty related to CPI’s compliance with anti-discrimination laws. By letter dated April 30, 2021, CPI responded to the 2021 Inspection Demand, rejecting it as framed. Following discussions amongst counsel for CPI and counsel for Moulton and Garfield, CPI agreed to produce certain documents, and the parties executed a confidentiality and non-disclosure agreement relating to the production of such documents. However, any productions by CPI in response to the 2021 Inspection Demand were held in abeyance while the parties conducted settlement negotiations.

E.	Settlement Negotiations

In April 2021, the Settling Parties agreed to engage in settlement discussions to explore a potential resolution of the Actions and the matters raised in the 2021 Inspection Demand. Such discussions were to take place through a formal mediation process overseen by an experienced mediator, John R. Van Winkle (the “Mediator”).

Plaintiffs and Defendants submitted their respective mediation statements to the Mediator on May 7, 2021. On the same day, Plaintiffs provided CPI and the Settling Defendants with a joint written settlement demand. The Settling Parties participated in a mediation session conducted by the Mediator on May 13, 2021. The May 2021 mediation session did not yield a settlement of the Actions, but the parties continued settlement negotiations thereafter.

Following lengthy negotiations conducted over the course of several months, with numerous verbal and written exchanges, the Settling Parties participated in another mediation session conducted by the Mediator on March 30, 2022. At that session, the Settling Parties reached an agreement-in-principle to settle the Actions. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Reforms set forth herein in Section V, ¶ 3, subject to Court approval.

II.	PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel (defined infra, ¶¶ 1.13 and 1.14) believe that the claims asserted in the Actions have merit, and Plaintiffs’ entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial(s) and potential appeal(s).

Plaintiffs and Plaintiffs’ Counsel have also considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of CPI’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Class Action; (iv) review and evaluation of certain internal and confidential CPI documents produced in response to books and records demands pursuant to Section 624 and/or New York common law; (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of data bearing on damages and board and executive compensation potentially subject to disgorgement or clawback; (vii) consultation with an expert relating to complex accounting issues; (viii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statement, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among CPI’s peer corporations; and (ix) review and analysis of information and documents exchanged with CPI and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the

Settlement set forth in this Stipulation is fair, reasonable and adequate; confers substantial benefits upon CPI; and would serve the best interests of CPI and its shareholders.

III.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Actions and in the 2021 Inspection Demand. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to CPI or its shareholders or otherwise engaged in unlawful conduct, or that Plaintiffs, CPI, or CPI’s shareholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or in the 2021 Inspection Demand. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of CPI and its shareholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions or potential claims arising from the 2021 Inspection Demand; (b) finally put to rest the claims asserted in the Actions or potential claims arising from the 2021 Inspection Demand; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Actions and the necessity of responding to the 2021 Inspection Demand or defending against potential claims arising from it. Therefore, the Settling Defendants have determined that it is in the best interests of CPI for the Actions and the 2021 Inspection Demand, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Pursuant to the terms set forth below, this Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

IV.	BOARD APPROVAL OF THE SETTLEMENT

The CPI Board of Directors, advised by independent counsel, reviewed the proposed Settlement, and, in the good-faith exercise of the directors’ business judgment, determined unanimously that the Settlement confers substantial benefits upon CPI and its shareholders, and that resolution of the Actions and the 2021 Inspection Demand on the terms set forth in this Stipulation of Settlement would serve the best interests of CPI and its shareholders.

V.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiffs (for themselves and derivatively on behalf of CPI), by and through their respective attorneys of record, and the Settling Defendants and CPI, by and through their attorneys of record, that in exchange for the consideration set forth below, the Actions, the 2021 Inspection Demand, and the Released Claims shall be fully, finally and forever compromised, settled, discharged, relinquished and released, and the Actions shall be dismissed with prejudice as to the Settling Defendants, upon and subject to the terms and conditions of this Stipulation, as follows:

1.	Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1            “Actions” means (i) the consolidated proceedings entitled In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 1:20-cv-02092, pending in the U.S. District Court for the Eastern District of New York; (ii) Wurst, et al. v. Bazaar, et al., Index No. 605244/2021, pending in New York Supreme Court (Suffolk County); and (iii) Woodyard v. McCrosson, et al., Index No. 613169/2020, also pending in New York Supreme Court (Suffolk County).

1.2            “Books and Records Demands” means the demands for inspection of corporate books and records submitted to CPI by certain of the Settling Parties.

1.3            “Change of Control Event” means the acquisition by an individual, entity or group (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership of any capital stock of the Company if, after such acquisition, such individual, entity or group beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors.

1.4            “Court” means the U.S. District Court for the Eastern District of New York.

1.5            “CPI” or the “Company” means CPI Aerostructures, Inc., including, but not limited to, its predecessors, successors, partners, joint ventures, subsidiaries, affiliates, divisions, and assigns.

1.6            “CPI’s Counsel” means any counsel that has appeared of record or rendered legal services to CPI in connection with any of the Actions.

1.7            “Defendants’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Settling Defendants in connection with any of the Actions.

1.8            “District Court Approval Order” means an Order Approving Derivative Settlement and Order of Dismissal with Prejudice, entered by the Court substantially in the form attached as Exhibit B hereto.

1.9            “Effective Date” means the first date by which all of the events and conditions specified in ¶ 7.1 of this Stipulation have been met and have occurred.

1.10         “Final,” with respect to the Judgment (as defined below), means the time when the Judgment has not been reversed, vacated, or modified in any way and is no longer subject to appellate review, either because of disposition on appeal and the conclusion of the appellate process or because of passage, without action, of the time for seeking appellate review. More specifically, the Judgment is “Final” when either (1) no appeal has been filed, and the time has passed to file any timely notice of appeal in any of the Actions; or (2) an appeal has been filed and the court(s) of appeals has/have either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed, and the appellate court mandate(s) has/have issued; or (3) a higher court has granted further appellate review, and that court has either affirmed the underlying Judgment or affirmed the court of appeals’ decision affirming the Judgment or dismissing the appeal. However, any appeal or proceeding seeking subsequent review pertaining solely to an order issued with respect to attorneys’ fees, costs, or expenses shall not in any way delay or preclude the Judgment from becoming Final.

1.11          “Judgment” means a judgment, substantially in the form and substance attached as Exhibit C hereto, rendered by the Court in the Actions upon its final approval of the Settlement.

1.12         “Person” or “Persons” means an individual, corporation, limited liability company, professional corporation, limited liability partnership, partnership, limited partnership, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any other business or legal entity, and each of their spouses, heirs, predecessors, successors, representatives, or assignees.

1.13         “Plaintiffs” means, collectively, Paul Berger, Keith Moulton, Robert Clancy, Karen Leslie Wurst, Robert Garfield, and Dan Woodyard.

1.14         “Plaintiffs’ Counsel” means, collectively, Law Offices of Beth A. Keller, P.C., Paskowitz Law Firm P.C., Glancy Prongay & Murray LLP, Shuman, Glenn & Stecker, Pomerantz LLP, and Bragar Eagel & Squire, P.C.

1.15         “Related Parties” means: (i) as to CPI, each and every one of CPI’s past or present directors, officers, managers, employees, partners, agents, representatives, attorneys (including CPI’s Counsel), accountants, advisors, administrators, auditors, banks, insurers, co-insurers, re-insurers, fiduciaries, consultants, experts, successors, subsidiaries, predecessors, affiliates, divisions, joint ventures, assigns, assignees, general or limited partners or partnerships, limited liability companies, any entity in which CPI has a controlling interest, and all officers, directors and employees of CPI’s current and former subsidiaries; and (ii) as to the Settling Defendants, for each of them (1) each spouse, immediate family member, heir, executor, estate, beneficiary, administrator, agent, attorney (including Settling Defendants’ counsel), accountant, auditor, bank, insurer, co-insurer, re-insurer, advisor, consultant, expert, or affiliate of any of them, (2) any trust in respect of which any Settling Defendant, or any spouse or family member thereof serves as a settlor, beneficiary or trustee, and (3) any entity in which a Settling Defendant, or any spouse or immediate family member thereof, holds a controlling interest or for which an Individual

Defendant has served as an employee, director, officer, managing director, advisor, general partner, limited partner, or member and any collective investment vehicle which is advised or managed by any of them.

1.16         “Released Claims” means all claims, demands, rights, and liabilities of every nature and description whatsoever, known or Unknown (as set forth in ¶ 1.24), whether arising under federal, state, common or foreign law, brought by Plaintiffs, CPI, or any other purported CPI shareholder: (i) that were asserted in any of the Actions, or (ii) that could have been asserted in any of the Actions by Plaintiffs, CPI, or any other CPI shareholder against any of the Settling Defendants in any forum, and that arise out of, are based upon, or relate to, or are in consequence of, the allegations, transactions, facts, matters or occurrences, representations or omissions, circumstances, acts or failures to act, or otherwise referred to in any of the Actions or in the 2021 Inspection Demand. “Released Claims” does not, however, include any claims brought to enforce the Settlement or any claims asserted in the Securities Class Action.

1.17         “Released Persons” means the Settling Defendants, CPI, and their respective Related Parties.

1.18         “Settlement” means the terms and conditions contained in this Stipulation.

1.19         “Settling Defendants” means Defendants Harvey J. Bazaar, Carey E. Bond, Janet K. Cooper, Michael Faber, Douglas McCrosson, Vincent Palazzolo, Walter Paulick, Eric Rosenfeld, and Terry Stinson.

1.20         “Settling Parties” means, collectively, each of the Plaintiffs, the Settling Defendants, and CPI.

1.21         “State Actions” means Wurst, et al. v. Bazaar, et al., Index No. 605244/2021 (Suffolk County) and Woodyard v. McCrosson, et al., Index No. 613169/2020 (Suffolk County).

1.22          “State Plaintiffs” mean Woodyard, Wurst, and Clancy.

1.23         “Stipulation” means this Stipulation of Settlement dated June 10, 2022, and its Exhibits.

1.24         “Unknown Claims” means any and all Released Claims that any Plaintiff, CPI, or any CPI shareholder does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with, and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, CPI, and its shareholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights and benefits of California Civil Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Further, with respect to any and all claims released pursuant to ¶ 5 below, the Settling Parties stipulate and agree that, upon the Effective Date, each of the Released Parties shall expressly waive, and by operation of the Judgment shall have expressly waived, any and all provisions, rights, and benefits conferred by any law of any jurisdiction or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code § 1542. Plaintiffs, CPI, and each CPI shareholder may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different facts or additional facts. The Settling Parties acknowledge, and the CPI shareholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and is a key element of the Settlement of which this release is a part.

2.	Consideration

2.1          Within ninety (90) days of issuance of an order finally approving the Settlement by the Court, CPI’s Board shall adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the Corporate Governance Reforms set forth in ¶ 3 below, which shall remain in effect for no less than three (3) years from the date of adoption, unless otherwise indicated below in ¶ 3. In the event any Corporate Governance Reform listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company will make a good-faith effort to adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Reform within ninety (90) days of its discontinuance. If the independent members of the Board, in a good-faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Corporate Governance Reform may be eliminated. Upon the occurrence of a Change of Control Event, the duties and obligations created herein shall become subject to the good-faith exercise of the business judgment of the succeeding board or controlling group or entity. If any of the modifications or practices herein require shareholder approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

2.2          CPI acknowledges and agrees that the Corporate Governance Reforms set forth in ¶ 3 confer a substantial benefit upon CPI and its current shareholders. CPI also acknowledges that the Corporate Governance Reforms resulted in substantial part from the filing, pendency, and settlement of the Actions and from the Books and Records Demands.

3.	Corporate Governance Reforms

3.1	Board of Directors

A.	Director Training, Continuing Education, Evaluation and Reporting, and Annual Self-Assessment

The Company shall cover reasonable expenses for directors to attend training on corporate governance guidelines and best-in-class practices. Additionally, at least once per calendar year, the Company shall also sponsor a presentation to the Board on corporate governance issues, to be presented by an outside speaker.

B.	Newly-Appointed Board Members

The Board currently consists of seven (7) members. Within twelve (12) months after final Court approval of the Settlement, the Company shall appoint a new Board member that meets the diversity objectives set forth below and who is independent within the meaning of the NYSE American listing standards.

The Company acknowledges and agrees that the Actions and the 2021 Inspection Demand were together a substantial or material factor in the appointment of Richard S. Caswell to the Board and as Chairperson of the Audit and Finance Committee (the “Audit Committee”). Mr. Caswell is a finance and accounting executive with extensive experience in financial management, including government contracting and accounting.

C.	Newly-Appointed Chief Financial Officer

The Company acknowledges and agrees that the Demands and Derivative Actions were a substantial or material factor in the appointment of Andrew Davis as Chief Financial Officer (“CFO”). Mr. Davis is a financial executive with more than thirty years of experience in finance and accounting who brings extensive controllership, financial reporting and analysis, corporate governance, change management, and investor relations experience in both publicly-held and private companies.

D.	Newly-Appointed Controller

The Company further acknowledges and agrees that the Demands and Derivative Actions were a substantial or material factor in the appointment of a new Controller to assist the CFO in overseeing the accounting operations of CPI.

3.2	Audit Committee

The Audit Committee shall continue to discharge its duties and responsibilities and its Charter shall be amended to memorialize the Audit Committee’s duties to:

a)	Monitor and review new accounting pronouncements that are likely to impact the Company;

b)	Discuss pending technical and regulatory matters that could affect the Company’s financial statements;

c)	Work with an outside consultant to conduct an annual assessment of management’s contract review process to ensure compliance with accounting standards, including but not limited to, Generally Accepted Accounting Principles (“GAAP”);

d)	Work with an outside consultant to assess the Company’s enterprise risk management function to ensure best practices in accordance with COSO guidelines; and

e)	Conduct an annual assessment of the outside auditor engagement team for technical competence, industry knowledge and experience, communication, performance and independence.

In addition, the Audit Committee shall, in accordance with COSO guidelines, compare similarly situated organizations, interview key employees, and identify existing laws and regulations posing current and emerging compliance risks. The Audit Committee shall ensure that the compliance risk identification process is in documented policies and procedures. The Audit Committee shall report to the full Board on any identified compliance risks that may have material financial implications on CPI.

3.3	Retention of an Outside Consultant to Review ASC 606 Compliance and Inventory Accounting Issues

As part of the restatement process and the remediation of CPI’s internal controls, CPI retained an outside consultant to ensure compliance with ASC 606. By reason of the Settlement, the Company obligates itself to continue to retain an outside consultant to: (i) undertake a review of CPI’s revenue recognition practices under ASC 606; (ii) make recommendations for remediation as may be necessary; and (iii) recommend appropriate training and education for CPI officers, directors, and personnel. Among other things, the outside consultant shall:

a)	Conduct a detailed analysis of management’s assessment of contracts with CPI’s customers;

b)	Evaluate the adequacy of the Company’s internal controls related to ASC 606;

c)	Evaluate the adequacy of the Company’s accounting systems and other processes necessary for compliance with ASC 606;

d)	Review the processes for communication with the Company’s Audit Committee;

e)	Review CPI’s accounting personnel to ensure appropriate skill, competencies, and expertise; and

f)	Evaluate the adequacy of the Company’s accounting systems and other processes relating to inventory valuation and accounting

3.4	Appointment of a New Independent Outside Auditor

The Company further acknowledges and agrees that the Actions were a substantial or material factor in the Company’s decision to engage RSM US LLP (“RSM”) as its new independent outside auditor. In selecting RSM as its new independent outside auditor, the Company considered, among other things, industry and firm qualifications, independence, results of any recent regulatory inspections or investigations, and RSM’s approach to quality control and consultations.

3.5	Employee Compliance Training

The Company shall mandate a training program, led by the CFO, that includes the following:

a)	The CFO, or an appropriately accredited training professional, shall conduct training for all members of the Company’s finance team that have responsibility for U.S. Securities and Exchange Commission reporting and/or establishing the Company’s accounting policies concerning compliance with GAAP, revenue recognition, and other financial reporting regulations and policies, including changes in the law;

b)	All employee training shall be conducted annually and should last a minimum of two (2) hours;

c)	Training shall be in person where practicable;

d)	Training shall be mandatory for all finance team employees;

e)	Training shall allow time for Q&A; and

f)	The CFO will keep a record of employee attendance. Any employee who willfully refuses to attend his or her annual training is subject to appropriate discipline, up to and including termination.

3.6	Retention of an Outside Consultant to Review Anti-Discrimination Policy

CPI shall continue to retain an outside consultant to review its anti-discrimination policies and, within six (6) months after final approval of the Settlement, with the assistance of the consultant, develop diversity objectives and an action plan for carrying out those goals (“Action Plan”). Thereafter, with the assistance of the consultant, CPI shall review its anti-discrimination policy and diversity objectives after two (2) years to ensure compliance with industry best practices.

In addition, CPI shall assign a new Equal Employment Opportunity Coordinator who will be responsible for the day-to-day implementation and monitoring of the Company’s Action Plan.

3.7	Diversity and Inclusion

CPI must encourage and promote diversity among its Board members and senior executive officers. CPI’s Action Plan will include meaningful steps to:

a)	Recruit and attract diverse candidates for Board positions;

b)	Evaluate and/or interview potential director nominees who meet the nomination and selection criteria set forth below; and

c)	Recruit and attract diverse candidates who can assume senior executive positions or who can be placed on track to such a position.

As part of its nomination and selection process, CPI will:

a)	Consider candidates for both director and senior management roles who are highly qualified based on their experience, education, expertise, judgment, and personal qualities, as well as general and sector-specific knowledge;

b)	Consider diversity criteria, among other relevant criteria, when determining the optimum composition and balance for the Board;

c)	Review potential candidates for both director and senior management roles from a variety of backgrounds and perspectives, having in mind the Company’s diversity objectives; and

d)	Ensure that appropriate efforts are made to include women in the list of candidates being considered for Board positions, in an effort to support the specific objective of gender diversity.

CPI acknowledges and agrees that the Actions and the 2021 Inspection Demand were substantial or material factors in the appointment of diverse female candidates for the roles of: (1) Vice President of Human Resources and Administration; and (2) Controller.

3.8	Whistleblower Policy

The Company will continue to maintain written policies and procedures in its employee handbook and code of conduct that protect whistleblowers (the “Whistleblower Policy”). In addition, the Whistleblower Policy shall be amended to provide for the following:

a)	Memorialization in writing of a log of whistleblower complaints, as well as the results of all investigations of complaints. This log shall be maintained for a period of not less than five (5) years. The Company shall require its independent outside auditor to review the log and any investigation results in connection with each annual audit;

b)	At each regularly scheduled CPI Board meeting, the Board shall be provided with a summary of the types of whistleblower complaints received, as well as any material information resulting from any internal investigation into such complaints;

c)	CPI shall post information regarding its Whistleblower hotline on its website and make clear that it is available to assist on matters pertaining to corruption, fraud, or similar unlawful activities at CPI, and the Company shall provide alternative reporting mechanisms including suggestion boxes or an email address; and

d)	The Company shall inform employees of whistleblower options and whistleblower protections in employee communications provided at least twice per year and via the Company’s intranet.

4.	Settlement Procedures

4.1          Plaintiffs shall submit the Stipulation together with its Exhibits to the Court and shall move for entry of an order substantially in the form of Exhibit A hereto (the “Preliminary Approval Order”), requesting: (i) the preliminary approval of the Settlement set forth in the Stipulation; (ii) approval of the form and manner of providing notice of the Settlement to current CPI shareholders substantially in the forms attached hereto as Exhibits A-1 (the “Long-Form Notice”) and A-2 (the “Short-Form Notice” and, together with the Long-Form Notice, the “Settlement Notice”); and (iii) a date for the Settlement Hearing.

4.2          CPI shall undertake the administrative responsibility for giving notice to current CPI shareholders and shall be solely responsible for paying the costs and expenses incurred in disseminating such notice in accordance with this ¶ 4.2. Within ten (10) business days following the Court’s entry of the Preliminary Approval Order, CPI shall cause the Stipulation and Long-

Form Notice to be filed with the SEC via a Current Report on Form 8-K or other appropriate filing and publish the Short-Form Notice one time in the Investor’s Business Daily. The SEC filing will be accessible via a link on the “Investors” page at https://investors.cpiaero.com/homepage/default .aspx, the address of which shall be contained in the Settlement Notice. The Settling Parties believe that the content and manner of the notice, as set forth in this ¶ 4.2, constitutes adequate and reasonable notice to current CPI shareholders pursuant to applicable law and due process. No later than thirty (30) days before the Settlement Hearing, Defendants’ Counsel shall file with the Court an appropriate affidavit or declaration with respect to filing and posting the Long-Form Notice and Short-Form Notice.

4.3             Plaintiffs will also request that the Court hold a hearing in the Actions (the “Settlement Hearing”) to consider and determine whether the District Court Approval Order and the Judgment, substantially in the forms of Exhibits B and C hereto, should be entered: (a) approving the terms of the Settlement as fair, reasonable and adequate; and (b) dismissing with prejudice the Actions against the Settling Defendants.

4.4             Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue any of the Actions or the 2021 Inspection Demand or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Actions, the 2021 Inspection Demand or the Settlement.

4.5            Within five (5) calendar days of the District Court Approval Order, State Plaintiffs shall move or apply to have the State Actions dismissed with prejudice and without fees or costs to any Plaintiff, Defendant or CPI on the grounds that the claims asserted therein have been settled dismissed, and/or released by virtue of this Settlement. Plaintiffs’ Counsel shall use their best efforts to ensure that the Court enters such dismissal with prejudice in each of the State Actions.

5.	Releases

5.1         Upon the Effective Date, as defined in ¶ 1.9 and ¶ 7.1, Plaintiffs (acting on their own behalf and derivatively on behalf of CPI and its shareholders), all other shareholders of CPI, and CPI, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims, including Unknown Claims, against the Released Persons.

5.2         Upon the Effective Date, as defined in ¶ 1.9 and ¶ 7.1, Plaintiffs (acting on their own behalf and derivatively on behalf of CPI and its shareholders), all other shareholders of CPI, and CPI, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims, including Unknown Claims, against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

5.3         Upon the Effective Date, as defined in ¶ 1.9 and ¶ 7.1, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel and all CPI shareholders (solely in their capacity as CPI shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

6.	Plaintiffs’ Counsel’s Separately Negotiated Attorneys’ Fees and Expenses

6.1         After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel, counsel for CPI, and CPI’s insurer, with the assistance of the Mediator, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon CPI and its shareholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon CPI and its shareholders, CPI, acting by and through its Board, has agreed that CPI and/or its insurer shall cause to be paid to Plaintiffs’ Counsel Five Hundred Eighty-Five Thousand ($585,000.00) dollars in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

6.2         CPI and/or CPI’s insurer shall cause the separately negotiated Fee and Expense Amount to be paid within thirty (30) days of the entry of an order from the Court preliminarily approving the Settlement, via either a paper check or a wire transfer, into an account or accounts identified by Plaintiffs’ Counsel, subject to Plaintiffs’ Counsel’s timely transmission of wire instructions, check payee(s) information, and tax identification numbers. The funds shall be releasable immediately upon entry of an order granting final approval of the Settlement and approving the Fee and Expense Amount or such other amount as may be awarded by the Court, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayments if, and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, approval of the Settlement is denied or overturned. Should the Judgment fail to become Final, as defined in ¶ 1.10 herein,

Plaintiffs’ Counsel shall be severally obligated to make appropriate refunds or repayments to CPI and/or its insurer of any attorneys’ fees and expenses previously paid within fifteen (15) business days from receiving notice from Defendants’ Counsel of written payment instructions and tax information.

6.3          Plaintiffs’ Counsel may apply to the Court for service awards of up to one thousand five hundred dollars ($1,500.00) for each of the Plaintiffs, to be paid out of the Fee and Expense Amount upon Court approval. The Court’s decision regarding whether to approve any requested service award, in whole or in part, shall have no effect on the Settlement. The Settling Defendants take no position with respect to the service awards. Neither CPI nor any of the Settling Defendants shall be liable for any portion of any service award approved by the Court.

6.4            The Fee and Expense Amount shall constitute the final and complete payment by CPI, CPI’s insurer(s), and/or the Settling Defendants for Plaintiffs’ Counsel’s attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Derivative Actions. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated, and, if necessary, finally decided and resolved, by the Mediator on the terms and subject to the processes and procedures set forth by the Mediator. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and allocated among Plaintiffs’ Counsel by agreement or as finally determined by the Mediator. Defendants shall have no responsibility for, and no liability with respect to, the allocation of the attorneys’ fees awarded among Plaintiffs’ Counsel and/or to any other person who may assert some claim thereto. Any dispute regarding any allocation of fees or expenses among Plaintiffs’ Counsel shall have no effect on the Settlement.

7.	Conditions of Settlement; Effect of Disapproval, Cancellation, or Termination

7.1         The Effective Date shall be conditioned on the occurrence of all of the following events:

(a)          the approval of the Settlement and each of its terms by the Board, which CPI represents has already been accomplished;

(b)          the Court has entered the District Court Approval Order, substantially in the form of Exhibit B attached hereto;

(c)          the Court has entered the Judgment, substantially in the form of Exhibit C attached hereto;

(d)          Each of the State Actions has been dismissed with prejudice; and

(e)          the Judgment has become Final.

7.2         If any of the conditions specified in ¶ 7.1 are not met, then the Stipulation shall be canceled and terminated subject to the provisions of ¶ 7.4, unless counsel for the Settling Parties mutually agree in writing to proceed with an alternative or modified Stipulation and submit it for Court approval.

7.3         The Settling Parties shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (the “Termination Notice”) to the other parties to this Stipulation within thirty (30) days of: (a) the Court’s final refusal to enter the District Court Approval Order in any material respect; (b) the Court’s final refusal to enter the Judgment in any material respect as to the Settlement; or (c) the date upon which the Judgment is modified or reversed in any material respect by the U.S. Court of Appeals for the Second Circuit or the U.S. Supreme Court. The provisions of ¶ 7.4 below shall apply to any termination under this paragraph. Any decision or proceeding, whether in this Court or any appellate court, with respect to an application for attorneys' fees or payment of litigation expenses, shall not affect the finality of any Judgment and shall not be grounds for termination of the Settlement.

7.4            If for any reason this Stipulation is terminated, or cancelled, or otherwise fails to become effective for any reason:

(a)            The Settling Parties, Released Persons and Related Parties shall be restored to their respective positions that existed immediately prior to the date of execution of this Stipulation;

(b)            All negotiations, proceedings, documents prepared and statements made in connection with this Stipulation shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by a Settling Party of any act, matter, or proposition and shall not be used in any manner for any purpose (other than to enforce the terms remaining in effect) in any subsequent proceeding in the Actions or in any other action or proceeding; and

(c)            The terms and provisions of the Stipulation, with the exception of the provisions of ¶ 6.2 pertaining to Plaintiffs’ Counsel’s several obligation to make appropriate refunds or repayments of the Fee and Expense Amount, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.5            No order of the Court or modification or reversal on appeal of any order of the Court concerning the amount of attorneys’ fees, costs, and expenses awarded by the Court to Plaintiffs’ Counsel shall constitute grounds for cancellation or termination of the Stipulation, affect the enforceability of the Stipulation, or delay or preclude the Judgment from becoming Final.

8.	Miscellaneous Provisions

8.1         The Settling Parties: (a) acknowledge that it is their intent to consummate the terms and conditions of this Stipulation and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.

8.2         The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between Plaintiffs, CPI, and CPI’s shareholders, on the one hand, and the Released Persons, on the other hand, arising out of, based upon, or related to, the Released Claims. The Settlement compromises claims that are contested and shall not be deemed an admission by any Settling Party or Released Person as to the merits of any claim, allegation, or defense. The District Court Approval Order shall contain a finding that during the course of the litigation, the parties and their respective counsel at all times complied with the requirements of Rule 11 of the Federal Rules of Civil Procedure and all other similar laws relating to the institution, prosecution, defense, or settlement of the Actions. After entry of the District Court Approval Order, no party or Related Party shall assert any claims for violation of Rule 11 of the Federal Rules of Civil Procedure or any similar laws relating to the institution, prosecution, defense, or settlement of the Actions. The Settling Parties agree that the Released Claims are being settled voluntarily after consultation with the Mediator and legal counsel, who were fully competent to assess the strengths and weaknesses of their respective clients’ claims or defenses.

8.3         The Settling Parties agree that any disputes between or among the parties related to the adequacy of CPI’s implementation of the Corporate Governance Reforms, as set forth above in ¶ 3, shall be presented to and be mediated, and, if necessary, finally decided and resolved by the Mediator on the terms and subject to the processes and procedures determined by the Mediator.

8.4            Pending the Effective Date, the Settling Parties agree not to initiate any proceedings concerning the Released Claims, other than those incident to the Settlement itself; provided, however, that CPI and the Settling Defendants may seek to prevent or stay any other action or claims brought seeking to assert any Released Claims.

8.5            Neither the Stipulation nor the Settlement, including any Exhibits attached hereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or CPI; or (b) is or may be deemed to be or may be used as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or CPI in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other forum. Neither this Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

8.6            All designations and agreements made and orders entered during the course of the Actions or in connection with any of the Books and Records Demands, relating to the confidentiality of documents or information, shall survive this Settlement.

8.7            All Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. However, should there be a conflict or inconsistency between the terms of this Stipulation and the terms of any exhibit hereto, the terms of this Stipulation shall prevail.

8.8           This Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

8.9           This Stipulation and the Exhibits attached hereto constitute the entire agreement among the Settling Parties, and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation and/or any of its Exhibits, other than the representations, warranties, and covenants contained and memorialized in such documents. The Stipulation supersedes and replaces any prior or contemporaneous writing, statement, or understanding pertaining to the Actions, and no parole or other evidence may be offered to explain, construe, contradict, or clarify its terms, the intent of the Settling Parties or their counsel, or the circumstances under which the Stipulation was made or executed. It is understood by the Settling Parties that, except for matters expressly represented herein, the facts or law with respect to which this Stipulation is entered into may turn out to be other than or different from the facts now known to each party or believed by such party to be true; each party therefore expressly assumes the risk of facts or law turning out to be different, and agrees that this Stipulation shall be in all respects effective and not subject to termination by reason of any such different facts or law.

8.10         Except as otherwise provided herein, all parties, including all Settling Defendants, their counsel, CPI and its counsel, and Plaintiffs and Plaintiffs’ Counsel, shall bear their own fees, costs, and expenses.

8.11         Counsel for the Settling Parties are expressly authorized by their respective clients to take all appropriate actions required or permitted to be taken pursuant to the Stipulation to effectuate its terms and conditions.

8.12         Plaintiffs represent and warrant that they have not assigned or transferred, or attempted to assign or transfer, to any Person any Released Claim, or any portion thereof or interest therein.

8.13         Each counsel or other Person executing this Stipulation or any of its Exhibits on behalf of any party hereto hereby warrants that such Person has the full authority to do so.

8.14         Any failure by any party to this Stipulation to insist upon the strict performance by any other party of any of the provisions of the Stipulation shall not be deemed a waiver of any of the provisions, and such party, notwithstanding such failure, shall have the right thereafter to insist upon strict performance of all provisions of the Stipulation to be performed by such other party.

8.15         The Stipulation and Exhibits may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for purposes of this Stipulation. All executed counterparts including facsimile and/or PDF counterparts shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

8.16         This Stipulation shall be binding upon, and inure to the benefit of, the Settling Parties and the Released Persons and their respective successors, assigns, heirs, spouses, marital communities, executors, administrators, trustees in bankruptcy, and legal representatives.

8.17         Without affecting the finality of the Judgment, entered in accordance with this Stipulation, and except for the allocation process set forth in ¶ 6.4, the Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, the District Court Approval Order, and the Judgment, and the Settling Parties hereto submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation, the District Court Approval Order, and the Judgment.

8.18        This Stipulation shall survive any Change of Control Event, subject to the terms of ¶ 2.1 above, regardless of the effect a change of control will otherwise have on the litigation, including on the Corporate Governance Policies provided for herein, to the extent they remain applicable following a Change of Control Event.

8.19        This Stipulation and the Exhibits hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of New York, and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal substantive laws of New York, without giving effect to New York’s choice-of-law principles.

8.20         The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

8.21         Nothing in this Stipulation, or the negotiations relating thereto, is intended to or shall be deemed to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, or work product protection.

8.22       Without further order of the Court, the parties may agree to reasonable extensions of time to carry out any of the provisions in this Stipulation, with the exception of the deadlines specified in ¶ 4.5 and in ¶ 7.3.

IN WITNESS THEREOF, the Settling Parties have caused the Stipulation to be executed, by themselves and/or by their duly authorized attorneys, dated June 10, 2022.

Respectfully submitted,

Beth A. Keller
LAW OFFICES OF BETH A. KELLER, P.C.
118 North Bedford Road, Suite 100
Mount Kisco, New York 10549

Telephone: (914) 752-3040
Facsimile: (914) 752-3041
bkeller@keller-lawfirm.com

-and-

Laurence D. Paskowitz
PASKOWITZ LAW FIRM P.C.
208 East 51st Street, Suite 380
New York, NY 10022
Telephone: (212) 685-0969
lpaskowitz@pasklaw.com

On Behalf of Plaintiffs Paul Berger and Robert Garfield

Matthew M. Houston
Benjamin I. Sachs-Michaels
GLANCY PRONGAY & MURRAY LLP
745 Fifth Avenue, 5th Floor
New York, NY 10151
Telephone: (212) 935-7400
Facsimile: (212) 753-3630
bsachsmichaels@glancylaw.com
mhouston@glancylaw.com

On Behalf of Plaintiff Keith Moulton

Brett D. Stecker
SHUMAN, GLENN & STECKER
326 W. Lancaster Avenue
Ardmore, PA 19003
Telephone: (303) 861-3003
Facsimile: (303) 536-7849
brett@shumanlawfirm.com

On Behalf of Plaintiff Robert Clancy

Gustavo F. Bruckner
Daryoush Behbood
POMERANTZ LLP

600 Third Avenue
New York, NY 10016
Telephone: (212) 661-1100
Facsimile: (212) 661-8665
gfbruckner@pomlaw.com
dbehbood@pomlaw.com

On behalf of Plaintiff Karen Leslie Wurst

Lawrence P. Eagel
BRAGAR EAGEL & SQUIRE, P.C.
810 Seventh Avenue, Suite 620
New York, New York 10019
Telephone: (212) 486-5888
eagel@bespc.com

On Behalf of Plaintiff Dan Woodyard

Michael G. Bongiorno
Tamar Kaplan-Marans
Charles C. Bridge
Cassandra Mitchell
WILMER CUTLER PICKERING HALE AND DORR LLP
7 World Trade Center
250 Greenwich Street
New York. NY 10007
Telephone: (212) 230-8800
Facsimile: (212) 230-8888
michael.bongiorno@wilmerbale.com
tamar.kaplan-marans@wilmerhale.com
charles.bridge@wilmerhale.com
cassie.mitchell@wilmerhale.com

On Behalf of Defendants Harvey J. Bazaar,
Carey E. Bond, Janet K. Cooper, Michael
Faber, Douglas McCrosson, Vincent
Palazzolo, Walter Paulick, Eric Rosenfeld,
and Terry Stinson, and Nominal Defendant
CPI Aerostructures, Inc.

UNITED STATES DISTRICT COURT

EASTERN DISTRICT OF NEW YORK

IN RE CPI AEROSTRUCTURES STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092
EX. A - [PROPOSED] ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE
This Document Relates To:
ALL ACTIONS

WHEREAS, plaintiffs Keith Moulton and Paul Berger (“Plaintiffs”) have filed a consolidated derivative action entitled In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 1:20-cv-02092 (the “Federal Action”), which is pending in this Court;

WHEREAS, Karen Leslie Wurst and Robert Clancy have filed a shareholder derivative action captioned Wurst, et al. v. Bazaar, et al., Index No. 605244/2021, pending in New York Supreme Court, Suffolk County (the “Wurst Action”), which arises from substantially the same transactions and occurrences as does the Federal Action;

WHEREAS, Dan Woodyard has filed a shareholder derivative action captioned Woodyard v. McCrosson, et al., Index No. 613169/2020, pending in New York Supreme Court, Suffolk County (the “Woodyard Action” and, collectively with the Wurst Action, the “State Actions”), which arises from substantially the same transactions and occurrences as does the Federal Action;

WHEREAS, Plaintiffs have moved, pursuant to Federal Rule of Civil Procedure 23.1(c), for an order: (i) preliminarily approving the settlement of the Actions, in accordance with a Stipulation of Settlement dated June 10, 2022 (the “Stipulation” or “Settlement”), which, together with the Exhibits annexed thereto, sets forth the terms and conditions for a proposed Settlement and dismissal of the Actions with prejudice; and (ii) approving the dissemination of the Notice of Proposed Derivative Settlement and Summary Notice of Proposed Derivative Settlement;

WHEREAS, the plaintiffs in the State Actions are also parties to the Stipulation and are also seeking preliminary approval of the Settlement;

WHEREAS, Robert Garfield (together with one of the Plaintiffs, Keith Moulton), a stockholder of CPI Aerostructures, Inc. (“CPI”), who served a demand for inspection of books and records on CPI on April 9, 2021, is also a party to the Stipulation and is also seeking preliminary approval of the Settlement;

WHEREAS, all capitalized terms contained herein shall have the meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein); and

WHEREAS, this Court, having considered the Stipulation and the Exhibits annexed thereto;

NOW, THEREFORE, IT IS HEREBY ORDERED:

1.             This Court does hereby preliminarily approve, subject to further consideration at the Settlement Hearing described below, the Stipulation and the Settlement set forth therein, including the terms and conditions for settlement and dismissal with prejudice of the Actions.

2.	A hearing (the “Settlement Hearing”) shall be held before this Court on ______________, 2022, at __:___ __.m., either remotely or in person, and if in person, at the United States District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, to determine whether the Settlement of the Actions on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to CPI Aerostructures, Inc. (“CPI” or the “Company”) and its shareholders, and should be approved by the Court; whether the District Court Approval Order and Judgment as provided in ¶ 1.8 and ¶ 1.11 of the Stipulation should be entered;

2

whether to award the Parties’ separately negotiated attorneys’ fees and expenses to Plaintiffs’ Counsel; whether to grant service awards to Plaintiffs; and to consider any other matters that may properly be brought before the Court in connection with the Settlement.

3.              The Court approves, as to form and content, the Notice of Proposed Derivative Settlement annexed as Exhibit A-1 hereto (the “Long-Form Notice”) and the Summary Notice of Proposed Derivative Settlement annexed as Exhibit A-2 hereto (the “Short-Form Notice”), and finds that the publication of the Long-Form Notice, the Short-Form Notice, and the Stipulation, substantially in the manner and form set forth in this Order, meet the requirements of Federal Rule of Civil Procedure 23.1 and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto.

4.	Not later than ten (10) business days following entry of this Order, CPI shall:

a.          cause a copy of the Long-Form Notice, substantially in the form annexed as Exhibit A-1 hereto, and the Stipulation to be filed with the U.S. Securities and Exchange Commission (“SEC”) by means of an SEC Form 8-K or other appropriate filing;

b.          create a link to the SEC filing on the Company’s “Investors” webpage (https://investors.cpiaero.com/homepage/default.aspx), the address of which shall be contained in the Long-Form Notice and Short-Form Notice; and

c.          cause a copy of the Short-Form Notice, substantially in the form annexed as Exhibit A-2 hereto, to be published once in Investor’s Business Daily.

5.            All costs incurred in the filing, publishing, and posting of the Long-Form Notice and the Short-Form Notice, in the manner described in ¶ 4 above, shall be paid by CPI and/or its insurer, and CPI shall undertake all administrative responsibility for such filing, publication, and posting.

3

6.            Not later than thirty (30) days before the Settlement Hearing, CPI’s Counsel shall serve on Plaintiffs’ Counsel and file with the Court proof, by affidavit or declaration, that it has complied with the notice provisions of ¶ 4 above.

7.            All CPI shareholders as of the Record Date shall be bound by all orders, determinations, and judgments of the Court in the Actions concerning the Settlement, whether favorable or unfavorable to CPI shareholders, as of the Effective Date.

8.            Pending final determination by the Court of whether the Settlement should be approved, this Court preliminarily bars and enjoins Plaintiffs, all other shareholders, and the Company, on behalf of themselves, from commencing, instituting, filing, intervening in, participating in (as a nominal defendant or otherwise), receiving any benefit from, or prosecuting any of the Released Claims, including Unknown Claims, against any of the Released Persons. All proceedings and discovery in the Actions shall be stayed except as otherwise provided for in the Stipulation, and no party to the Actions or any CPI shareholders shall file or prosecute any action or proceeding in any court or tribunal relating to the Settlement or asserting any of the Released Claims, including Unknown Claims, against the Released Persons.

9.            All papers in support of the Settlement, any attorneys’ fees and expenses and Plaintiffs’ service awards shall be filed with the Court and served on or before [21 days before final approval hearing] ____________, 2022, any objections thereto filed or, if mailed to the Clerk for the Court, postmarked on or before [14 days before the final approval hearing], ____________, 2022, and any reply briefs shall be filed with the Court on or before [7 days before final approval hearing], ____________, 2022.

10.          Any CPI shareholder as of the Record Date may appear and show cause, if the shareholder knows of any reason why the Settlement of the Actions, including the negotiated

4

amount of attorneys’ fees and expenses and Plaintiffs’ service awards, should not be approved as fair, reasonable and adequate, or why the District Court Approval Order and Judgment should not be entered thereon; provided, however, that, unless otherwise ordered by the Court, no current CPI shareholder shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement, or, if approved, the District Court Approval Order and the Judgment to be entered thereon approving the same, unless that Person has, at least fourteen (14) days before the Settlement Hearing, submitted to the Clerk of the Court appropriate proof of CPI stock ownership, along with written objections, including the basis therefore, and copies of any papers and brief in support thereof. All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

United States District Court for the Eastern District Of New York

225 Cadman Plaza East

Brooklyn, NY 11201

or by filing them in person at any location of the United States District Court for the Eastern District of New York, to the extent the Court is open for in-person filings or electronically through the Court’s CM/ECF system. All written objections must also be mailed to:

Plaintiffs’ Counsel:

Beth A. Keller

Law Offices of Beth A. Keller, P.C.

118 North Bedford Road, Suite 100

Mount Kisco, New York 10549

(t) (914) 752-3040

(f) (914) 752-3041

bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels

Glancy Prongay & Murray LLP

745 Fifth Avenue, 5th Floor

New York, NY 10019

(t) (212) 935-7400

(f) (212) 753-3630

5

bsachsmichaels@glancylaw.com

and

Counsel for Defendants

Michael G. Bongiorno

Tamar Kaplan-Marans

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, NY 10007

(t) (212) 230-8800

(f) (212) 230-8888

 tamar.kaplan-marans@wilmerhale.com

Any current CPI shareholder who does not make an objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation or to the award of attorneys’ fees and expenses to Plaintiffs’ Counsel and Plaintiffs’ service awards, unless otherwise ordered by the Court, but shall otherwise be bound by the District Court Approval Order and the Judgment to be entered and the releases to be given.

11.              Plaintiffs’ Counsel and Defendants’ Counsel are directed to furnish each other as promptly as possible with copies of any and all objections that are served upon them, or that otherwise come into their possession.

12.              Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or documented executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission, or evidence of the validity of any Released Claims or any fault, wrongdoing, or liability of the Released Persons or CPI; or (b) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, admission, or

6

evidence of any liability, fault or omission of any of the Released Persons or CPI in any civil, criminal, or administrative or other proceeding in any court, administrative agency, tribunal or other forum. Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, judgment bar, or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13.              The Court reserves the right to change the date of, or platform used for (i.e. in person, telephonically, or via video), the Settlement Hearing, or to modify any other dates set forth herein, without further notice to CPI shareholders, and retains exclusive jurisdiction to consider all further applications arising out of or connected with the Settlement. The Court may approve the Settlement, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to CPI shareholders.

IT IS SO ORDERED.

DATED:
HONORABLE ERIC N. VITALIANO UNITED STATES DISTRICT JUDGE

7

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE CPI AEROSTRUCTURES STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092

This Document Relates To:	EX. A-1 - NOTICE OF PROPOSED
DERIVATIVE SETTLEMENT
ALL ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF CPI AEROSTRUCTURES, INC. (“CPI” OR THE “COMPANY”) AS OF ___________ (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD CPI COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation. This Notice is provided by Order of the U.S. District Court for the Eastern District of New York (the “Court”). It is not an expression of any opinion by the Court with respect to the truth of the allegations in the litigation or merits of the claims or defenses asserted by or against any party. It is solely to notify you of the terms of the proposed Settlement, and your rights related to it. The terms of the proposed Settlement are set forth in a written

1

Stipulation of Settlement, dated June 10, 2022 (the “Stipulation”).1 A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on the Investor Relations page of CPI’s website: https://investors.cpiaero.com/overview/default.aspx.

I.	WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the actions styled In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 1:20-cv-02092, pending in the United States District Court for the Eastern District of New York (the “Federal Action”); Wurst, et al. v. Bazaar, et al., Index No. 605244/2021, pending in New York Supreme Court, Suffolk County (the “Wurst Action”); and Woodyard v. McCrosson, et al., Index No. 613169/2020, pending in New York Supreme Court, Suffolk County (the “Woodyard Action”) (collectively, the “Actions”).

The nominal defendant in each of the Actions is CPI Aerostructures, Inc. (“CPI” or the “Company”). The plaintiffs in the Actions (“Plaintiffs”) are Paul Berger (“Berger”) and Keith Moulton (“Moulton”), plaintiffs in the Federal Action; Robert Garfield (“Garfield”), who, together with Moulton, made a stockholder inspection demand for CPI’s corporate books and records under New York law (the “2021 Inspection Demand”); Robert Clancy (“Clancy”) and Karen Leslie Wurst (“Wurst”), plaintiffs in the Wurst Action; and Dan Woodyard (“Woodyard”), plaintiff in the Woodyard Action. The individual defendants in the Actions (the “Settling Defendants”) are Douglas McCrosson, Vincent Palazzolo, Terry Stinson, Carey E. Bond, Janet K. Cooper, Michael Faber, Walter Paulick, Eric Rosenfeld, and Harvey J. Bazaar. The Plaintiffs, the Settling Defendants, and CPI—collectively referred to herein as the “Settling Parties”—have agreed upon

1 Capitalized terms not otherwise defined shall have the same meanings as set forth in the Stipulation.

2

terms to settle the above-referenced litigation and have signed the Stipulation setting forth the terms of the Settlement.

On ___________, 2022, at ___:____ ____.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, before the Honorable Eric N. Vitaliano, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

II.	CPI DERIVATIVE LITIGATION

The Actions involve breach of fiduciary duty and related claims asserted by Plaintiffs, derivatively on behalf of CPI, against the Settling Defendants. Plaintiffs allege that the Settling Defendants failed to ensure, in violation of their fiduciary duties to the Company and its shareholders, that CPI had properly implemented Accounting Standards Codification (“ASC”) Topic 606, a revenue recognition standard issued by the Financial Accounting Standards Board (“FASB”) in 2014 that was designed to help simplify and harmonize revenue recognition practices. Plaintiffs also allege that the Settling Defendants breached their fiduciary duties by failing to ensure that CPI had sufficient internal controls over revenue recognition. The 2021 Inspection Demand sought inspection of books and records to investigate possible breaches of fiduciary duty relating to CPI’s compliance with anti-discrimination laws. As set forth in greater detail in Section

3

IV, infra, the Settling Defendants dispute and deny Plaintiffs’ factual allegations and contentions and deny any liability.

A.	The Books and Records Action

On or around February 28, 2020, Berger made a demand pursuant to New York common law to inspect certain of CPI’s books and records (the “2020 Inspection Demand”). CPI rejected the 2020 Inspection Demand in a letter dated March 20, 2020. On June 5, 2020, Berger filed suit in the Supreme Court of the State of New York, Suffolk County, asserting a right under New York common law to inspect the books and records sought in the 2020 Inspection Demand. The action was captioned Berger v. CPI Aerostructures, Inc., Index No. 606553/2020 (Suffolk Cnty. Sup. Ct.) (the “Books and Records Action”). After negotiations between counsel, Berger agreed to dismiss the Books and Records Actions, and CPI agreed to produce a set of Board minutes and materials in response to the 2020 Inspection Demand. The Books and Records Action was dismissed by Stipulation of Discontinuance on September 10, 2020, and CPI produced documents to Berger’s counsel on August 31 and September 3, 2020.

B.	The Federal Action

On May 7, 2020, Plaintiff Moulton commenced a derivative action (the “Moulton Action”) in this Court against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty and contribution for violations of Section 10(b) of the Securities Exchange Act of 1934. Plaintiff Moulton filed an amended complaint on October 26, 2020 alleging substantially the same claims against the Settling Defendants as his initial complaint. On November 10, 2020, Plaintiff Berger filed under seal a substantially similar derivative action on behalf of CPI in this Court against eight of the nine Settling Defendants named in the Moulton Action, alleging breaches of fiduciary and

4

unjust enrichment (the “Berger Action”). The Berger Action included confidential allegations related to the documents produced by CPI following the Books and Records Action.

On January 27, 2021, the Court stayed the Moulton Action pending a decision on any motion to dismiss in the related securities fraud class action captioned Rodriguez v. CPI Aerostructures, Inc., et al., No. 1:20-cv-00982-ENV-CLP (the “Securities Class Action”).

On March 19, 2021, the derivative actions filed by Plaintiffs Moulton and Berger (the “Federal Plaintiffs”) were consolidated (forming the “Federal Action”), pursuant to a stipulation of the parties (ECF No. 20) so ordered by the Court on March 22, 2021 (ECF No. 21). In addition, Glancy Prongay & Murray LLP (“GPM”) and the Law Offices of Beth A. Keller, P.C. (“Keller Firm”) were appointed Co-Lead Counsel for the Federal Plaintiffs. The Court also continued the stay, previously implemented on January 27, 2021.

C.	The State Actions

On September 17, 2020 Plaintiff Woodyard commenced a derivative action in New York Supreme Court (Suffolk County) against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty and unjust enrichment. On December 22, 2020, the New York Supreme Court stayed the Woodyard Action pending a decision on any motion to dismiss in the Securities Class Action.

On October 14, 2020 and October 15, 2020, respectively, Plaintiffs Wurst and Clancy served CPI with books and records inspection demands pursuant to Section 624 of the New York Business Corporation Law (“Section 624”) and New York common law. Following receipt and review of the internal confidential documents CPI produced in response, on March 24, 2021, Plaintiffs Wurst and Clancy commenced a derivative action in New York Supreme Court (Suffolk

5

County) against the Settling Defendants on behalf of CPI alleging breaches of fiduciary duty, unjust enrichment, and waste of corporate assets.

On April 20, 2021, the New York Supreme Court stayed the Wurst Action pending a decision on any motion to dismiss in the Securities Class Action.

D.	The 2021 Inspection Demand

On April 9, 2021, Garfield and Moulton jointly served upon CPI a request for corporate books and records under New York common law to investigate possible breaches of fiduciary duty related to CPI’s compliance with anti-discrimination laws. By letter dated April 30, 2021, CPI responded to the 2021 Inspection Demand, rejecting the demand. Following discussions amongst CPI and counsel for Mouton and Garfield, CPI agreed to produce certain documents and the parties executed a confidentiality and non-disclosure agreement relating to the production of such documents. CPI’s production of documents was held in abeyance while the parties conducted settlement negotiations.

E.	Settlement Negotiations

In April 2021, the Settling Parties agreed to engage in settlement discussions to explore a potential resolution of the Actions and the matters raised in the 2021 Inspection Demand. Such discussions were to take place in connection with a formal mediation process overseen by experienced mediator, John R. Van Winkle (the “Mediator”).

Plaintiffs and the Defendants submitted their respective mediation statements to the Mediator, on May 7, 2021. On the same day, Plaintiffs further provided CPI and the Settling Defendants with a joint written settlement demand. The Settling Parties participated in a mediation session conducted by the Mediator on May 13, 2021. The May 2021 mediation session

6

did not yield a settlement of the Actions, but the parties continued settlement negotiations thereafter.

Following lengthy negotiations conducted over the course of dozens of verbal and written exchanges, the Settling Parties participated in another mediation session conducted by the Mediator on March 30, 2022, and on that day, reached an agreement-in-principle to settle the Actions. The settlement terms involve the Company agreeing to adopt certain Corporate Governance Reforms, subject to Court approval.

III.	PLAINTIFFS’ CLAIMS AND BENEFITS OF SETTLEMENT

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial(s) and potential appeal(s).

Plaintiffs and Plaintiffs’ Counsel have also considered the uncertain outcome and the risk of any litigation, especially in complex matters such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel are also mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions. Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of CPI’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Class Action; (iv) review and evaluation of certain internal and confidential CPI documents produced in response to books and records demands pursuant to

7

Section 624 and New York common law; (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of data bearing on damages and board and executive compensation potentially subject to disgorgement or clawback; (vii) consultation with an expert relating to complex accounting issues; (viii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statement, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among CPI peer corporations; and (ix) review and analysis of information and documents exchanged with CPI and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable and adequate; confers substantial benefits upon CPI; and would serve the best interests of CPI and its shareholders.

IV.	THE SETTLING DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Actions and the 2021 Inspection Demand. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to CPI or its shareholders, or that Plaintiffs, CPI, or its shareholders suffered any damage or were harmed as a result of any conduct alleged in the Actions and the 2021 Inspection Demand. The Settling Defendants have further asserted and

8

continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of CPI and its shareholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions; (b) finally put to rest the claims asserted in the Actions; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Actions. Therefore, the Settling Defendants have determined that it is in the best interests of CPI for the Actions, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth below, the Stipulation (including all of the Exhibits hereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

V.	BOARD APPROVAL OF THE SETTLEMENT

The CPI Board of Directors, advised by independent counsel, reviewed the proposed Settlement, and, in the good faith exercise of the directors’ business judgment, determined unanimously that the Settlement confers substantial benefits upon CPI and its shareholders, and that resolution of the Actions on the terms set forth in the Stipulation of Settlement would serve the best interests of CPI and its shareholders.

VI.	TERMS OF THE SETTLEMENT

Within ninety (90) days of issuance of an order finally approving the Settlement by the Court, CPI’s Board shall adopt resolutions and amend committee Charters and/or By-Laws to ensure adherence to the following Corporate Governance Reforms, which shall remain in effect

9

for no less than three (3) years from the date of adoption. In the event any Corporate Governance Reform listed below conflicts with any law, rule, or regulation (including, but not limited to, regulations of any stock exchange on which the Company’s securities are listed), the Company shall not be required to implement or maintain such modification; provided, however, that in such event, the Company shall adopt an amended or substitute reform that addresses the same goals, purposes and/or functions of the original Corporate Governance Reform within ninety (90) days of its discontinuance. If the independent members of the Board, in a good faith exercise of their business judgment, determine that it is not possible to adopt an acceptable amended or substitute reform, the Corporate Governance Reform may be eliminated. Any changes made pursuant to this Section shall be published on CPI’s website within ten (10) business days. If any of the modifications or practices require shareholders’ approval, then the implementation of such modifications or practices will remain subject to receipt of such approval.

Moreover, the Stipulation provides that in exchange for the consideration set forth therein and summarized below, and subject to the approval of the Court, Plaintiffs, all other shareholders of CPI, and CPI, shall be deemed to have fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims (Stipulation ¶ 1.16), including Unknown Claims (Stipulation ¶ 1.24), against any of the Released Persons (Stipulation ¶ 1.17).

CPI acknowledges and agrees that the Corporate Governance Reforms set forth below confer a substantial benefit upon CPI and its shareholders. CPI also acknowledges that the Corporate Governance Reforms resulted in substantial part from the filing, pendency, and settlement of stockholder inspection demands and the Actions.

10

A.	Corporate Governance Reforms

1.	Board of Directors

A.	Director Training, Continuing Education, Evaluation and Reporting, and Annual Self-Assessment

The Company shall cover reasonable expenses for directors to attend training on corporate governance guidelines and best-in-class practices. Additionally, at least once per calendar year, the Company shall also sponsor a presentation to the Board on corporate governance issues, to be presented by an outside speaker.

B.	Newly-Appointed Board Members

The Board currently consists of seven (7) members. Within twelve (12) months after final Court approval of the Settlement, the Company shall appoint a new Board member that meets the diversity objectives set forth below and who is independent within the meaning of the NYSE American listing standards.

The Company acknowledges and agrees that the Actions and the 2021 Inspection Demand were together a substantial or material factor in the appointment of Richard S. Caswell to the Board and as Chairperson of the Audit and Finance Committee (the “Audit Committee”). Mr. Caswell is a finance and accounting executive with extensive experience in financial management, including government contracting and accounting.

C.	Newly-Appointed Chief Financial Officer

The Company acknowledges and agrees that the Demands and Derivative Actions were a substantial or material factor in the appointment of Andrew Davis as Chief Financial Officer (“CFO”). Mr. Davis is a financial executive with more than thirty years of experience in finance and accounting who brings extensive controllership, financial reporting and analysis, corporate governance, change management, and investor relations experience in both publicly-held and private companies.

D.	Newly-Appointed Controller

The Company further acknowledges and agrees that the Demands and Derivative Actions were a substantial or material factor in the appointment of a new Controller to assist the CFO in overseeing the accounting operations of CPI.

2.	Audit Committee

The Audit Committee shall continue to discharge its duties and responsibilities and its Charter shall be amended to memorialize the Audit Committee’s duties to:

a)	Monitor and review new accounting pronouncements that are likely to impact the Company;

11

b)	Discuss pending technical and regulatory matters that could affect the Company’s financial statements;

c)	Work with an outside consultant to conduct an annual assessment of management’s contract review process to ensure compliance with accounting standards, including but not limited to, Generally Accepted Accounting Principles (“GAAP”);

d)	Work with an outside consultant to assess the Company’s enterprise risk management function to ensure best practices in accordance with COSO2 guidelines; and

e)	Conduct an annual assessment of the outside auditor engagement team for technical competence, industry knowledge and experience, communication, performance and independence.

In addition, the Audit Committee shall, in accordance with COSO guidelines, compare similarly situated organizations, interview key employees, and identify existing laws and regulations posing current and emerging compliance risks. The Audit Committee shall ensure that the compliance risk identification process is in documented policies and procedures. The Audit Committee shall report to the full Board on any identified compliance risks that may have material financial implications on CPI.

3.	Retention of an Outside Consultant to Review ASC 606 Compliance and Inventory Accounting Issues

As part of the restatement process and the remediation of CPI’s internal controls, CPI retained an outside consultant to ensure compliance with ASC 606. By reason of the Settlement, the Company obligates itself to continue to retain an outside consultant to: (i) undertake a review of CPI’s revenue recognition practices under ASC 606; (ii) make recommendations for remediation as may be necessary; and (iii) recommend appropriate training and education for CPI officers, directors, and personnel. Among other things, the outside consultant shall:

a)	Conduct a detailed analysis of management’s assessment of contracts with CPI’s customers;

b)	Evaluate the adequacy of the Company’s internal controls related to ASC 606;

c)	Evaluate the adequacy of the Company’s accounting systems and other processes necessary for compliance with ASC 606;

d)	Review the processes for communication with the Company’s Audit Committee;

e)	Review CPI’s accounting personnel to ensure appropriate skill, competencies, and expertise; and

f)	Evaluate the adequacy of the Company’s accounting systems and other processes relating to inventory valuation and accounting

12

4.	Appointment of a New Independent Outside Auditor

The Company further acknowledges and agrees that the Actions were a substantial or material factor in the Company’s decision to engage RSM US LLP (“RSM”) as its new independent outside auditor. In selecting RSM as its new independent outside auditor, the Company considered, among other things, industry and firm qualifications, independence, results of any recent regulatory inspections or investigations, and RSM’s approach to quality control and consultations.

5.	Employee Compliance Training

The Company shall mandate a training program, led by the CFO, that includes the following:

a)	The CFO, or an appropriately accredited training professional, shall conduct training for all members of the Company’s finance team that have responsibility for U.S. Securities and Exchange Commission reporting and/or establishing the Company’s accounting policies concerning compliance with GAAP, revenue recognition, and other financial reporting regulations and policies, including changes in the law;

b)	All employee training shall be conducted annually and should last a minimum of two (2) hours;

c)	Training shall be in person where practicable;

d)	Training shall be mandatory for all finance team employees;

e)	Training shall allow time for Q&A; and

f)	The CFO will keep a record of employee attendance. Any employee who willfully refuses to attend his or her annual training is subject to appropriate discipline, up to and including termination.

6.	Retention of an Outside Consultant to Review Anti-Discrimination Policy

CPI shall continue to retain an outside consultant to review its anti-discrimination policies and, within six (6) months after final approval of the Settlement, with the assistance of the consultant, develop diversity objectives and an action plan for carrying out those goals (“Action Plan”). Thereafter, with the assistance of the consultant, CPI shall review its anti-discrimination policy and diversity objectives after two (2) years to ensure compliance with industry best practices.

In addition, CPI shall assign a new Equal Employment Opportunity Coordinator who will be responsible for the day-to-day implementation and monitoring of the Company’s Action Plan.

7.	Diversity and Inclusion

13

CPI must encourage and promote diversity among its Board members and senior executive officers. CPI’s Action Plan will include meaningful steps to:

a)	Recruit and attract diverse candidates for Board positions;

b)	Evaluate and/or interview potential director nominees who meet the nomination and selection criteria set forth below; and

c)	Recruit and attract diverse candidates who can assume senior executive positions or who can be placed on track to such a position.

As part of its nomination and selection process, CPI will:

a)	Consider candidates for both director and senior management roles who are highly qualified based on their experience, education, expertise, judgment, and personal qualities, as well as general and sector-specific knowledge;

b)	Consider diversity criteria, among other relevant criteria, when determining the optimum composition and balance for the Board;

c)	Review potential candidates for both director and senior management roles from a variety of backgrounds and perspectives, having in mind the Company’s diversity objectives; and

d)	Ensure that appropriate efforts are made to include women in the list of candidates being considered for Board positions, in an effort to support the specific objective of gender diversity.

CPI acknowledges and agrees that the Actions and the 2021 Inspection Demand were substantial or material factors in the appointment of diverse female candidates for the roles of: (1) Vice President of Human Resources and Administration; and (2) Controller.

8.	Whistleblower Policy

The Company will continue to maintain written policies and procedures in its employee handbook and code of conduct that protect whistleblowers (the “Whistleblower Policy”). In addition, the Whistleblower Policy shall be amended to provide for the following:

a)	Memorialization in writing of a log of whistleblower complaints, as well as the results of all investigations of complaints. This log shall be maintained for a period of not less than five (5) years. The Company shall require its independent outside auditor to review the log and any investigation results in connection with each annual audit;

b)	At each regularly scheduled CPI Board meeting, the Board shall be provided with a summary of the types of whistleblower complaints received, as well as any material information resulting from any internal investigation into such complaints;

c)	CPI shall post information regarding its Whistleblower hotline on its website and make

14

clear that it is available to assist on matters pertaining to corruption, fraud, or similar unlawful activities at CPI, and the Company shall provide alternative reporting mechanisms including suggestion boxes or an email address; and

d)	The Company shall inform employees of whistleblower options and whistleblower protections in employee communications provided at least twice per year and via the Company’s intranet.

VII.	PLAINTIFFS’ COUNSEL’S SEPARATELY NEGOTIATED ATTORNEYS’ FEES AND EXPENSES

After negotiating the material substantive terms of the Settlement, Plaintiffs’ Counsel, counsel for CPI, and CPI’s insurer, with the assistance of the Mediator, separately negotiated the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel based on the substantial benefits conferred upon CPI and its shareholders by the Settlement. In light of the substantial benefits conferred by Plaintiffs’ Counsel’s efforts upon CPI and its shareholders, CPI, acting by and through its Board, has agreed that CPI and/or its insurer shall cause to be paid to Plaintiffs’ Counsel Five Hundred Eighty-Five Thousand ($585,000.00) dollars in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”).

Subject to Court approval, Plaintiffs’ counsel will apply to the Court for service awards of up to One Thousand Five Hundred dollars ($1,500.00) for each of the individual Plaintiffs, to be paid out of the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution and settlement of the Actions. The Court’s decision regarding whether to approve any requested service award, in whole or in part, shall have no effect on the Settlement. The Settling Defendants take no position with respect to the service awards. Neither CPI nor any of the Settling Defendants shall be liable for any portion of any service award approved by the Court.

VIII.	REASONS FOR THE SETTLEMENT

The Settling Parties have determined that it is desirable and beneficial that the Actions and the 2021 Inspection Demand, and all disputes related thereto, be fully and finally settled in the

15

manner and upon the terms and conditions set forth in the Stipulation, and Plaintiffs’ Counsel believe that the Settlement is in the best interests of the Settling Parties, CPI, and its shareholders.

A.	Why Did the Settling Defendants Agree to Settle?

The Settling Defendants have denied and continue to deny each of the claims and contentions alleged by Plaintiffs in the Actions and in the 2021 Inspection Demand. The Settling Defendants expressly have denied and continue to deny all allegations of wrongdoing or liability against them or any of them arising out of, based upon, or related to, any of the conduct, statements, acts or omissions alleged, or that could have been alleged in the Actions. Without limiting the foregoing, the Settling Defendants have denied and continue to deny, among other things, that they breached their fiduciary duties or any other duty owed to CPI or its shareholders or otherwise engaged in unlawful conduct, or that Plaintiffs, CPI, or CPI’s shareholders suffered any damage or were harmed as a result of any conduct alleged in the Actions or in the 2021 Inspection Demand. The Settling Defendants have further asserted and continue to assert that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of CPI and its shareholders.

Nonetheless, the Settling Defendants also have taken into account the expense, uncertainty, and risks inherent in any litigation, especially in complex matters like the Actions, and that the proposed Settlement would, among other things: (a) bring to an end the expenses, burdens, and uncertainties associated with the continued litigation of the claims asserted in the Actions or potential claims arising from the 2021 Inspection Demand; (b) finally put to rest the claims asserted in the Actions or potential claims arising from the 2021 Inspection Demand; and (c) confer benefits upon them, including further avoidance of disruption of their duties due to the pendency and defense of the Actions and the necessity of responding to the 2021 Inspection Demand or

16

defending against potential claims arising from it. Therefore, the Settling Defendants have determined that it is in the best interests of CPI for the Actions and the 2021 Inspection Demand, and all of the Settling Parties’ disputes related thereto, to be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Pursuant to the terms set forth below, the Stipulation (including all of the Exhibits thereto) shall in no event be construed as or deemed to be evidence of an admission or concession by the Settling Defendants with respect to any claim of fault, liability, wrongdoing, or damage whatsoever.

B.	Why Did Plaintiffs Agree to Settle?

Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Actions have merit, and Plaintiffs’ entry into the Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions. Plaintiffs and Plaintiffs’ Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Settling Defendants through trial(s) and potential appeal(s). Plaintiffs and Plaintiffs’ Counsel also have considered the uncertain outcome and the risk of any litigation, specifically in complex matters such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and Plaintiffs’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Actions.

Plaintiffs’ Counsel have conducted extensive investigation and analysis, including, inter alia: (i) review of CPI’s press releases, recorded public statements, U.S. Securities and Exchange Commission (“SEC”) filings, and securities analysts’ reports and advisories about the Company; (ii) review of relevant business and media reports about the Company; (iii) review and analysis of the filings and pleadings in the Securities Class Action; (iv) review and evaluation of certain internal and confidential CPI documents produced in response to books and records demands

17

pursuant to Section 624 and/or New York common law; (v) factual and legal research and analysis conducted in preparing the derivative complaints; (vi) compilation and analysis of data bearing on damages and board and executive compensation potentially subject to disgorgement or clawback; (vii) consultation with an expert relating to complex accounting issues; (viii) additional factual and legal research and analysis performed in connection with the preparation of Plaintiffs’ settlement demand and mediation statement, including detailed assessments of each claim and potential defenses, research into corporate governance and oversight best practices generally and among CPI’s peer corporations; and (ix) review and analysis of information and documents exchanged with CPI and the Settling Defendants during the course of settlement negotiations.

Based on Plaintiffs’ Counsel’s thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable and adequate; confers substantial benefits upon CPI; and would serve the best interests of CPI and its shareholders.

IX.	SETTLEMENT HEARING

On                              , 2022, at       :           .m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, before the Honorable Eric N. Vitaliano, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Actions should be dismissed with prejudice on the terms set

18

forth in the Stipulation; and (v) such other matters as may be necessary and proper under the circumstances.

Pending the Effective Date, none of the Settling Parties shall: (i) prosecute or pursue the Actions or the 2021 Inspection Demand; or (ii) file, prosecute, or pursue any other actions, proceedings, or demands relating to the Actions, the 2021 Inspection Demand, or the Settlement.

X.	RIGHT TO ATTEND SETTLEMENT HEARING

Any CPI shareholder as of the Record Date may, but is not required to, appear in person (or telephonically or via any video platform as may be designated by the Court) at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing date, time, or platform used (i.e. in person, telephonically, or via video) without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date, time, and platform before going to the Court. CPI shareholders as of the Record Date who have no objection to the Settlement do not need to appear at the Settlement Hearing or take any other action.

XI.	RIGHT TO OBJECT TO THE PROPOSED DERIVATIVE SETTLEMENT AND PROCEDURES FOR DOING SO

Any CPI shareholder as of the Record Date may appear and show cause, if he, she, they or it has any reason why the Settlement of the Actions should not be approved as fair, reasonable, and adequate, or why a judgment should not be entered thereon, or why Plaintiffs’ service awards or the separately negotiated Fee and Expense Amount should not be approved. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.	You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

19

1. Your name, legal address, and telephone number;

2. The case name and number (In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 20-cv-02092)

3. Proof of being a CPI shareholder as of the Record Date, ___________, 2022;

4. The date(s) you acquired your CPI shares;

5. A statement of each objection being made;

6. Notice of whether you intend to appear at the Settlement Hearing. You are not required to appear; and

7. Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

Only shareholders who have submitted valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise. You Must Timely Deliver Written Objections to the Court.

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

U.S. District Court for the Eastern District of New York
225 Cadman Plaza E, Brooklyn, NY 11201

or by filing them in person at any location of the U.S. District Court for the Eastern District of New York to the extent the Court is open for in-person filings or electronically through the Court’s CM/ECF system. YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED, OR ON FILE WITH THE CLERK FOR THE COURT, NO LATER THAN ___________, 2022

[14 days before final approval hearing].

20

Unless the Court orders otherwise, your objection will not be considered unless it is timely submitted to the Court. Your written objection must also be mailed to:

Plaintiffs’ Counsel:

Beth A. Keller

Law Offices of Beth A. Keller, P.C.
118 North Bedford Road, Suite 100
Mount Kisco, New York 10549
Telephone: (914) 752-3040
Facsimile: (914) 752-3041
bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels
Glancy Prongay & Murray LLP
745 Fifth Avenue, 5th Floor
New York, NY 10151
(t) (212) 935-7400
(f) (212) 753-3630
bsachsmichaels@glancylaw.com

and

Counsel for Defendants

Michael G. Bongiorno
Tamar Kaplan-Marans
WILMER CUTLER PICKERING HALE AND DORR LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007

(t) (212) 230-8800

(f) (212) 230-8888

tamar.kaplan-marans@wilmerhale.com

Any CPI shareholder as of the Record Date who does not make a timely objection in the manner provided herein shall be deemed to have waived any objection to the Settlement and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation; to the Fee and Expense Amount; and/or to Plaintiffs’ service awards, unless otherwise ordered by the Court, but shall otherwise be bound by

21

the Judgment to be entered and the release of all Released Claims, including Unknown Claims, as set forth in the Stipulation.

XII.	HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation, a copy of which is provided herewith. This Notice is not a complete statement of the events of the Actions or the Settlement contained in the Stipulation. You may also inspect the Stipulation and other papers in the Actions at the Court Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. You may also view and download the Stipulation at https://investors.cpiaero.com/homepage/default.aspx. If you have any questions about matters in this Notice, you may contact:

Plaintiffs’ Counsel:

Beth A. Keller

Law Offices of Beth A. Keller, P.C.
118 North Bedford Road, Suite 100
Mount Kisco, New York 10549
Telephone: (914) 752-3040

Facsimile: (914) 752-3041
bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels
Glancy Prongay & Murray LLP
745 Fifth Avenue, 5th Floor
New York, NY 10151

(t) (212) 935-7400

(f) (212) 753-3630

bsachsmichaels@glancylaw.com

or

Counsel for Defendants

Michael G. Bongiorno
Tamar Kaplan-Marans

22

WILMER CUTLER PICKERING HALE AND DORR LLP

7 World Trade Center
250 Greenwich Street
New York, NY 10007

(t) (212) 230-8800

(f) (212) 230-8888

tamar.kaplan-marans@wilmerhale.com

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: ___________, 2022	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

23

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE CPI AEROSTRUCTURES STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092

EX. A-2 – SUMMARY NOTICE OF
This Document Relates To:	PROPOSED DERIVATIVE
SETTLEMENT
ALL ACTIONS

TO:	ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF THE COMMON STOCK OF CPI AEROSTRUCTURES, INC. (“CPI” OR THE “COMPANY”) AS OF ___________ (THE “RECORD DATE”)

PLEASE TAKE NOTICE that (1) the above-captioned shareholder derivative action (the “Federal Action”); (2) the cases captioned Wurst, et al. v. Bazaar, et al., Index No. 605244/2021, and Woodyard v. McCrosson, et al., Index No. 613169/2020, each pending in New York Supreme Court, Suffolk County (the “State Actions” and, together with the Federal Action, the “Actions”); and (3) a demand for inspection of CPI’s corporate books and records under New York common law, dated April 9, 2021 (the “2021 Inspection Demand”) are being settled fully and collectively on the terms set forth in a Stipulation of Settlement, dated June 10, 2022 (the “Stipulation” or “Settlement”).1 Pursuant to the Stipulation, as part of the proposed Settlement, CPI will adopt certain corporate governance reforms. CPI’s Board of Directors (the “Board”), advised by independent counsel, reviewed the derivative settlement parameters and, in the good-faith exercise

1 This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the U.S. District Court for the Eastern District of New York. A link to the Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) containing the text of the Stipulation may be found on the Investor Relations page of the Company’s website, at https://investors.cpiaero.com/homepage/default.aspx. All capitalized terms herein have the same meanings as set forth in the Stipulation.

1

of their business judgment, approved the Settlement. The Board agrees and acknowledges that the corporate governance reforms confer substantial benefit upon CPI and its shareholders.

In light of the substantial benefits conferred upon CPI by Plaintiffs’ Counsel’s efforts, CPI and Plaintiffs’ Counsel have participated in negotiations regarding the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel and have agreed that CPI and/or its insurer shall cause to be paid to Plaintiffs’ Counsel Five Hundred Eighty-Five Thousand dollars ($585,000.00) in attorneys’ fees and expenses, subject to Court approval (the “Fee and Expense Amount”). Subject to Court approval, Plaintiffs’ counsel will apply to the Court for service awards of up to One Thousand Five Hundred dollars ($1,500.00) for each of the individual Plaintiffs, to be paid out of the Fee and Expense Amount, in recognition of Plaintiffs’ participation and effort in the prosecution and settlement of the Actions. The Court’s decision regarding whether to approve any requested service award, in whole or in part, shall have no effect on the Settlement. The Settling Defendants take no position with respect to the service awards. Neither CPI nor any of the Settling Defendants shall be liable for any portion of any service award approved by the Court.

IF YOU WERE A RECORD OR BENEFICIAL OWNER OF CPI COMMON STOCK AS OF ___________, 2022, PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY, AS YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE ABOVE-REFERENCED LITIGATION.

On ___________, 2022, at ___:___ ___.m., the Court will hold a hearing (the “Settlement Hearing”) in the Actions at the U.S. District Court for the Eastern District of New York, 225 Cadman Plaza East, Brooklyn, NY 11201, before the Honorable Eric N. Vitaliano, or via Zoom or some other video platform or telephonically as the Court may direct. The purpose of the Settlement Hearing is to determine whether: (i) the terms of the proposed Settlement should be approved as fair, reasonable, and adequate; (ii) the separately negotiated and agreed upon Fee and Expense Amount should be approved as fair, reasonable, and adequate; (iii) service awards to each

2

of the Plaintiffs to be paid out of the Fee and Expense Amount should be approved; (iv) a final judgment should be entered, and the Actions should be dismissed with prejudice on the terms set forth in the Stipulation, including dismissal with prejudice of the Released Claims (Stipulation ¶ 1.16), including Unknown Claims (Stipulation ¶ 1.24), against any of the Released Persons (Stipulation ¶ 1.17); and (v) such other matters as may be necessary and proper under the circumstances.

Any CPI shareholder as of the Record Date who objects to the Settlement shall have a right to appear in person (or telephonically or via any video platform as may be designated by the Court) and to be heard at the Settlement Hearing, provided that he, she, they or it was a stockholder of record or beneficial owner as of ___________, 2022. Any CPI shareholder who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such shareholder’s own expense, or may appear on their own. No shareholder of CPI shall be heard at the Settlement Hearing unless, no later than ___________, 2022, such shareholder has submitted to the Court and mailed counsel for parties, a written notice of objection containing the following information:

1.             Your name, legal address, and telephone number;

2.             The case name and number (In re: CPI Aerostructures Stockholder Derivative Litigation, Master File No. 1:20-cv-02092);

3.             Proof of being a CPI shareholder as of the Record Date, ___________, 2022;

4.             The date(s) on which you acquired your CPI shares;

5.             A statement of each objection being made;

6.             Notice of whether you intend to appear at the Settlement Hearing (you are not required to appear); and

3

7.             Copies of any papers you intend to submit, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing, unless the Court orders otherwise.

If you wish to object to the proposed Settlement, you must submit the written objection described above to the Court and counsel for the parties on or before ___________, 2022.

All written objections and supporting papers must be submitted to the Court either by mailing them to:

Clerk of the Court

U.S. District Court for the Eastern District of New York
225 Cadman Plaza East, Brooklyn, NY 11201

or by filing them in person at any location of the U.S. District Court for the Eastern District of New York to the extent the Court is open for in-person filings or electronically through the Court’s CM/ECF system. YOUR WRITTEN OBJECTIONS MUST BE POSTMARKED, OR ON FILE WITH THE CLERK FOR THE COURT, NO LATER THAN ___________, 2022

[14 days before final approval hearing].

Your written objection must also be mailed to:

Plaintiffs’ Counsel:

Beth A. Keller

Law Offices of Beth A. Keller, P.C.
118 North Bedford Road, Suite 100
Mount Kisco, New York 10549

(t) (914) 752-3040

(f) (914) 752-3041

bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels
Glancy Prongay & Murray LLP
745 Fifth Avenue, 5th Floor
New York, NY 10151

4

(t) (212) 935-7400

(f) (212) 753-3630

bsachsmichaels@glancylaw.com

and

Counsel for Defendants

Michael G. Bongiorno
Tamar Kaplan-Marans

WILMER CUTLER PICKERING HALE AND DORR LLP

7 World Trade Center
250 Greenwich Street
New York, NY 10007

(t) (212) 230-8800

(f) (212) 230-8888

tamar.kaplan-marans@wilmerhale.com

Any CPI shareholder as of the Record Date who does not make a timely objection in the manner provided herein shall be deemed to have waived any objection to the Settlement and shall be forever foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation; to the Fee and Expense Amount; and/or to Plaintiffs’ service awards, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the release of all Released Claims, including Unknown Claims, as set forth in the Stipulation.

If you have any questions about matters in this Notice, you may contact:

Plaintiffs’ Counsel:

Beth A. Keller

Law Offices of Beth A. Keller, P.C.

118 North Bedford Road, Suite 100
Mount Kisco, New York 10549

(t) (914) 752-3040

(f) (914) 752-3041

bkeller@keller-lawfirm.com

Benjamin I. Sachs-Michaels
Glancy Prongay & Murray LLP

5

745 Fifth Avenue, 5th Floor
New York, NY 10151

(t) (212) 935-7400

(f) (212) 753-3630

bsachsmichaels@glancylaw.com

or

Counsel for Defendants

Michael G. Bongiorno
Tamar Kaplan-Marans

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center
250 Greenwich Street
New York, NY 10007

(t) (212) 230-8800

(f) (212) 230-8888

tamar.kaplan-marans@wilmerhale.com

PLEASE DO NOT CONTACT THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.

DATED: ___________, 2022	BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT EASTERN DISTRICT OF NEW YORK

6

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE CPI AEROSTRUCTURES STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092

This Document Relates To:	EX. B - [PROPOSED] ORDER
APPROVING DERIVATIVE
ALL ACTIONS	SETTLEMENT AND ORDER OF DISMISSAL WITH PREJUDICE

This matter came before the Court for a hearing, pursuant to the Order of this Court dated ___________, 2022 (“Order”), on Plaintiffs’ motion for final approval of the settlement (“Settlement”) set forth in the Stipulation of Settlement, dated June 10, 2022 (the “Stipulation”). Due and adequate notice having been given of the Settlement, as required in the Order, and the Court having considered all papers filed and proceedings had herein, and otherwise being fully informed in the premises and good cause appearing therefor,

IT IS HEREBY ORDERED, ADJUDGED AND DECREED that:

1.            This District Court Approval Order incorporates by reference the definitions in the Stipulation, and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

2.             This Court has jurisdiction over the subject matter of the Actions, including all matters necessary to effectuate the Settlement, and over all parties to the Actions, including, but not limited to, Plaintiffs, CPI Aerostructures, Inc. (“CPI”), all current CPI shareholders, and the Settling Defendants.

3.             The Court finds that the notice provided to CPI shareholders was the best notice practicable under the circumstances of these proceedings and of the matters set forth therein,

including the Settlement set forth in the Stipulation, to all Persons entitled to such notice. The notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and due process.

4.             This consolidated action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. Plaintiffs, CPI shareholders, the Settling Defendants, and CPI are all to bear their own costs, except as otherwise provided in the Stipulation.

5.             The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.

6.             Upon the Effective Date, as defined in ¶ 1.9 and ¶ 7.1 of the Stipulation, Plaintiffs (acting on their own behalf and derivatively on behalf of CPI and its shareholders), all other shareholders of CPI, and CPI, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged and dismissed with prejudice each and every one of the Released Claims, including Unknown Claims, against the Released Persons.

7.             Upon the Effective Date, as defined in ¶ 1.9 and ¶ 7.1 of the Stipulation, Plaintiffs (acting on their own behalf and derivatively on behalf of CPI and its shareholders), all other shareholders of CPI, and CPI, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be forever barred and enjoined from commencing, instituting or prosecuting any of the Released Claims, including Unknown Claims, against any of the Released Persons. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

2

8.             Upon the Effective Date, as defined in ¶ 1.9 and ¶ 7.1 of the Stipulation, each of the Released Persons, for good and sufficient consideration, the receipt and adequacy of which are hereby acknowledged, shall be deemed to have, and by operation of law and of the Judgment shall have, fully, finally, and forever compromised, settled, released, resolved, relinquished, waived, and discharged each and all of the Plaintiffs and Plaintiffs’ Counsel and all current CPI shareholders (solely in their capacity as CPI shareholders) from all claims (including Unknown Claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation.

9.             The Court hereby approves the Fee and Expense Amount in the amount of Five Hundred Eighty-Five Thousand Dollars ($585,000.00) in accordance with the Stipulation and finds that such fee is fair, reasonable, and adequate in light of the substantial benefit conferred upon CPI by the Settlement.

10.           The Court hereby also approves a service award of One Thousand Five Hundred Dollars ($1,500.00) for each of the Plaintiffs, to be paid solely out of the Fee and Expense Amount.

11.           Neither the Stipulation nor the Settlement, including the Exhibits attached thereto, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a concession, admission or evidence of the validity of any Released Claims, or of any fault, wrongdoing, or liability of the Released Persons or CPI; or (b) is or may be deemed to be or may be offered, attempted to be offered or used in any way as a presumption, admission, or evidence of, any liability, fault, or omission of any of the Released Persons or CPI in any civil, criminal, administrative, or other proceeding in any court, administrative agency, tribunal, or other

3

forum. Neither the Stipulation nor the Settlement shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement, and except that the Released Persons may file or use the Stipulation, the District Court Approval Order and/or the Judgment, in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, standing, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

12.           During the course of the Actions, the parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar laws relating to the institution, prosecution, defense of, or settlement of the Actions.

13.              Without affecting the finality of this District Court Approval Order and the Judgment in any way, this Court hereby retains continuing and exclusive jurisdiction over the Actions and the parties to the Stipulation to enter any further orders as may be necessary to effectuate, implement, and enforce the Stipulation and the Settlement provided for therein and the provisions of this District Court Approval Order or the Judgment.

14.              This District Court Approval Order and the Judgment, collectively, are a final and appealable resolution in the Actions as to all claims, and the Court directs immediate entry of the Judgment forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58, dismissing this consolidated action with prejudice.

SO ORDERED, THIS ___________ DAY OF ___________, 2022.

HONORABLE ERIC N. VITALIANO UNITED STATES DISTRICT JUDGE

4

UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF NEW YORK

IN RE CPI AEROSTRUCTURES STOCKHOLDER DERIVATIVE LITIGATION	Master File No. 1:20-cv-02092

This Document Relates To:	EX. C - [PROPOSED] JUDGMENT AND
FINAL ORDER
ALL ACTIONS

Plaintiffs, having moved for final approval of the Settlement set forth in the Stipulation of Settlement, dated June 10, 2022, and the matter having come before the Honorable Eric N. Vitaliano, United States District Judge, and the Court, on ___________, 2022, having issued its Order Approving Derivative Settlement and Order of Dismissal with Prejudice, and having directed the Clerk of the Court to enter judgment, it is

ORDERED, ADJUDGED AND DECREED:

1.             That this Judgment incorporates by reference the Court’s Order Approving Derivative Settlement and Order of Dismissal with Prejudice, dated ___________, 2022; and

2.             That for the reasons stated in, and pursuant to the terms set forth in, the Court’s Order Approving Derivative Settlement and Order of Dismissal with Prejudice, dated ___________, 2022, Plaintiffs’ Motion for Final Approval of Derivative Settlement is hereby granted, and accordingly this case is closed.

Dated: ___________, 2022	By:
Clerk of Court